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                                                                   EXHIBIT 10.16

                        FIDELITY NATIONAL FINANCIAL, INC.
                   (F/K/A FIDELITY NATIONAL TITLE GROUP, INC.)
                           2005 OMNIBUS INCENTIVE PLAN

                          NOTICE OF STOCK OPTION GRANT

        You (the "Optionee") have been granted the following option to purchase Class A Common Stock of Fidelity National Financial, Inc. (the "Company"), par value $0.0001 per share ("Share"), pursuant to the Fidelity National Title Group, Inc. 2005 Omnibus Incentive Plan (the "Plan"):

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Name of Optionee:

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Total Number of Shares Subject to Option:

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Type of Option:                                Nonqualified

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Exercise Price Per Share:                      $__________

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Effective Date of Grant:

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Vesting Schedule:                              Subject to the terms of the Plan and the
                                               Stock Option Agreement attached hereto, the
                                               right to exercise this option shall vest
                                               with respect to _____________ of the option
                                               on each anniversary of the Effective Date
                                               of Grant.

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Expiration Date:                               _____ Anniversary of Effective Date of Grant

                                               The option is subject to earlier
                                               expiration, as provided in
                                               Section 3(b) of the attached
                                               Stock Option Agreement.

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

This option is granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement, which are incorporated herein by reference. You have been provided a copy of the Plan and the Stock Option Agreement.

Dated:  _______________________


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                        FIDELITY NATIONAL FINANCIAL, INC.
                   (F/K/A FIDELITY NATIONAL TITLE GROUP, INC.
                           2005 OMNIBUS INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

SECTION 1. GRANT OF OPTION.

        (a) OPTION. On the terms and conditions set forth in the Notice of Stock Option Grant and this Stock Option Agreement (the "Agreement"), the Company grants to the Optionee on the Effective Date of Grant the option (the "Option") to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.

        (b) PLAN AND DEFINED TERMS. The Option is granted pursuant to the Plan. All terms, provisions, and conditions applicable to the Option set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Notice of Stock Option Grant or this Agreement and not otherwise defined therein or herein shall have the meanings ascribed to them in the Plan.

SECTION 2. RIGHT TO EXERCISE.

        The Option hereby granted shall be exercised by written notice to the Committee, specifying the number of Shares the Optionee desires to purchase together with provision for payment of the Exercise Price. Subject to such limitations as the Committee may impose (including prohibition of one more of the following payment methods), payment of the Exercise Price may be made by (a) check payable to the order of the Company, for an amount in United States dollars equal to the aggregate Exercise Price of such Shares, (b) by tendering to the Company Shares having an aggregate Fair Market Value (as of the trading date immediately preceding the date of exercise) equal to such Exercise Price,
(c) by broker-assisted exercise, or (d) by a combination of such methods. The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and
(ii) to comply with or satisfy the requirements of the Securities Act of 1933, as amended, the Exchange Act, applicable state or non-U.S. securities laws or any other law.

SECTION 3. TERM AND EXPIRATION.

        (a) BASIC TERM. Subject to earlier termination pursuant to the terms hereof, the Option shall expire on the expiration date set forth in the Notice of Stock Option Grant.

        (b) TERMINATION OF EMPLOYMENT OR SERVICE. If the Optionee's employment or service as a Director or Consultant, as the case may be, is terminated, the Option shall expire on the earliest of the following occasions:

               (i) The expiration date set forth in the Notice of Stock Option Grant;



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               (ii) The date three months following the termination of the
Optionee's employment or service for any reason other than Cause, death, or Disability;

               (iii) The date one year following the termination of the Optionee's employment or service due to death or Disability; or

               (iv) The date of termination of the Optionee's employment or service for Cause.

The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence, but, subject to the following sentence, only to the extent that the Option had become vested before the Optionee's employment or service terminated. When the Optionee's employment or service terminates, this Option shall expire immediately with respect to the number of Shares for which the Option is not yet vested. If the Optionee dies after termination of employment or service, but before the expiration of the Option, all or part of this Option may be exercised (prior to expiration) by the personal representative of the Optionee or by any person who has acquired this Option directly from the Optionee by will, bequest or inheritance, but only to the extent that the Option was vested and exercisable upon termination of the Optionee's employment or service.

        (c) DEFINITION OF "CAUSE." The term "Cause" shall have the meaning ascribed to such term in the Optionee's employment agreement with the Company or any Parent or Subsidiary. If the Optionee's employment agreement does not define the term "Cause," of if the Optionee has not entered into an employment agreement with the Company or any Parent or Subsidiary, the term "Cause" shall mean (i) the willful engaging by the Optionee in misconduct that is demonstrably injurious to the Company or any Parent or Subsidiary (monetarily or otherwise),
(ii) the Optionee's conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, or (iii) the Optionee's violation of any confidentiality, non-solicitation, or non-competition covenant to which the Optionee is subject.

        (d) DEFINITION OF "DISABILITY." The term "Disability" shall have the meaning ascribed to such term in the Optionee's employment agreement with the Company or any Parent or Subsidiary. If the Optionee's employment agreement does not define the term "Disability," or if the Optionee has not entered into an employment agreement with the Company or any Parent or Subsidiary, the term "Disability" shall mean the Optionee's entitlement to long-term disability benefits pursuant to the long-term disability plan maintained by the Company or in which the Company's employees participate.

SECTION 4. TRANSFERABILITY OF OPTION.

        (a) GENERALLY. Except as provided in Section 4(b) herein, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Optionee's lifetime only by the Optionee or on his or her behalf by the Optionee's guardian or legal representative.



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        (b) TRANSFERS TO FAMILY MEMBERS. Notwithstanding Section 4(a) herein, if the Option is a Nonqualified Stock Option, the Optionee may transfer the Option for no consideration to or for the benefit of a Family Member, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option.

        (c) DEFINITION OF "FAMILY MEMBER." For purposes of this Agreement, the term "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Optionee (including adoptive relationships), any person sharing the same household as the Optionee (other than a tenant or employee), a trust in which the above persons have more than fifty percent of the beneficial interests, a foundation in which the Optionee or the above persons control the management of assets, and any other entity in which the Optionee or the above persons own more than fifty percent of the voting interests.

SECTION 5. MISCELLANEOUS PROVISIONS.

        (a) ACKNOWLEDGEMENTS. The Optionee hereby acknowledges that he or she has read and understands the terms of this Agreement, and agrees to be bound by its terms and conditions. The Optionee acknowledges that there may be tax consequences upon the exercise or transfer of the Option and that the Optionee should consult an independent tax advisor prior to any exercise or transfer of the Option.

        (b) TAX WITHHOLDING. Pursuant to Article 20 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Optionee's FICA obligations) required by law to be withheld with respect to this Option. The Committee may condition the delivery of Shares upon the Optionee's satisfaction of such withholding obligations. The Optionee may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal, state and local tax purposes, as applicable, including payroll taxes) that could be imposed on the transaction, and, to the extent the Committee so permits, amounts in excess of the minimum statutory withholding to the extent it would not result in additional accounting expense. Such election shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

        (c) NOTICE CONCERNING DISQUALIFYING DISPOSITIONS. If the Option is an Incentive Stock Option, the Optionee shall notify the Committee of any disposition of Shares issued pursuant to the exercise of the Option if the disposition constitutes a "disqualifying disposition" within the meaning of Sections 421 and 422 of the Code (or any successor provision of the Code then in effect relating to disqualifying dispositions). Such notice shall be provided by the Optionee to the Committee in writing within 10 days of any such disqualifying disposition.



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        (d) RIGHTS AS A STOCKHOLDER. Neither the Optionee nor the Optionee's
transferee or representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Option has been exercised and Share certificates have been issued to the Optionee, transferee or representative, as the case may be.

        (e) RATIFICATION OF ACTIONS. By accepting this Agreement, the Optionee and each person claiming under or through the Optionee shall be conclusively deemed to have indicated the Optionee's acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and Notice of Stock Option Grant by the Company, the Board, or the Committee.

        (f) NOTICE. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided in writing to the Company.

        (g) CHOICE OF LAW. This Agreement and the Notice of Stock Option Grant shall be governed by, and construed in accordance with, the laws of Florida, without regard to any conflicts of law or choice of law rule or principle that might otherwise cause the Agreement or Notice of Stock Option Grant to be governed by or construed in accordance with the substantive law of another jurisdiction.

        (h) MODIFICATION OR AMENDMENT. This Agreement may only be modified or amended by written agreement executed by the parties hereto; provided, however, that the adjustments permitted pursuant to Section 4.3 of the Plan may be made without such written agreement.

        (i) SEVERABILITY. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

        (j) REFERENCES TO PLAN. All references to the Plan shall be deemed references to the Plan as may be amended from time to time.

        (k) SECTION 409A COMPLIANCE. To the extent applicable, it is intended that the Plan and this Agreement comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision of the Plan or this Agreement that would cause this Award to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.



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